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                                                                   EXHIBIT 10.36


                                  TAX AGREEMENT

     THIS TAX AGREEMENT (this "AGREEMENT"), is made as of November 25, 2003, by and among Orbitz, Inc., a Delaware corporation (the "Corporation"), American Airlines, Inc., a Delaware corporation ("AMERICAN"), Continental Airlines, Inc., a Delaware corporation ("CONTINENTAL"), Omicron Reservations Management, Inc., a Delaware corporation ("DELTA"), Northwest Airlines, Inc., a Minnesota corporation ("NORTHWEST"), and UAL Loyalty Services, Inc., a Delaware corporation ("UAL LOYALTY SERVICES" and, together with American, Continental, Delta and Northwest, the "AIRLINES").

                                    RECITALS

     WHEREAS, the Airlines hold Class A LLC Units and Class B LLC Units (the "AIRLINE LLC UNITS") in Orbitz, LLC, a Delaware limited liability company (the "OPERATING COMPANY");

     WHEREAS, the Corporation holds Class C LLC Units in the Operating
Company;

     WHEREAS, pursuant to the Exchange Agreement, dated as of November 25, 2003 (the "EXCHANGE AGREEMENT"), by and among the Corporation, the Operating Company and the Airlines, the Airlines have agreed to exchange (the "EXCHANGE") their Airline LLC Units for shares of the Corporation's common stock and Series A non-voting convertible preferred stock (the "NON-VOTING CONVERTIBLE PREFERRED STOCK");

     WHEREAS, pursuant to the Exchange Agreement, the Operating Company will make a Section 754 Election (as defined herein);

     WHEREAS, pursuant to an agreement dated as of November 25, 2003 (the "PREFERRED STOCK PURCHASE AGREEMENT"), the Airlines entered into a binding commitment to sell the Non-Voting Convertible Preferred Stock to SAM Investments LDC, a Cayman Islands company;

     WHEREAS, after giving effect to the Exchange, the Corporation will be in Control of the Operating Company;

     WHEREAS, in connection with the Exchange, the Corporation and the Airlines desire to set forth the principles and responsibilities regarding the allocation of Realized Tax Benefits (as defined herein) that are attributable to the Exchange;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                    ARTICLE 1

                                   DEFINITIONS

     Capitalized terms used and not otherwise defined in this Agreement shall have the meanings specified in the Exchange Agreement. As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "AFFILIATE" means, in respect of any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

     "AGREEMENT" has the meaning set forth in the Recitals.

     "AIRLINE" has the meaning set forth in the Recitals.

     "AIRLINE CONTEST RIGHTS" has the meaning set forth in SECTION 5.3(b).

     "AIRLINE INDEMNIFIED PARTIES" has the meaning set forth in SECTION 4.2.

     "AIRLINE LLC UNITS" has the meaning set forth in the Recitals.

     "AMERICAN" has the meaning set forth in the Recitals.

     "APPLICABLE PROCEEDINGS" has the meaning set forth in SECTION 5.3(a).

     "BANKRUPTCY EVENT" shall have the meaning set forth in SECTION 3.7(b).

     "BASIS STEP-UP" means the increase in the tax basis of the Operating Company's assets as a result of the Section 754 Election.

     "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.

     "CALCULATION" has the meaning set forth in SECTION 3.3(a).

     "CHANGE EVENT" has the meaning set forth in SECTION 3.5.

     "CHANGE EVENT P&I" has the meaning set forth in SECTION 3.5.

     "CHANGE IN CONTROL" has the meaning set forth in SECTION 3.1(g).

     "CHANGE NOTICE" has the meaning set forth in SECTION 3.6.

     "CODE" means the United States Internal Revenue Code of 1986, as amended, including effective and transition rules (whether codified or not), and any reference herein to a


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specified provision of the Code shall be deemed to include a reference to any successor provision thereof.

     "CONTINENTAL" has the meaning set forth in the Recitals.

     "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, partnership interests or other ownership interests, by contract or otherwise.

     "CORPORATION" has the meaning set forth in the Recitals.

     "DELTA" has the meaning set forth in the Recitals.

     "ESTIMATED TAX INSTALLMENT DATE" means the installment due dates prescribed in Section 6655(c) of the Code or any similar provision of the laws of any other jurisdiction in which a member of the Orbitz Group is subject to Income Tax.

     "EXCESS AMOUNT" has the meaning set forth in SECTION 3.1(d).

     "EXCHANGE" has the meaning set forth in the Recitals.

     "EXCHANGE ACT" has the meaning set forth in SECTION 3.1(g).

     "EXCHANGE AGREEMENT" has the meaning set forth in the Recitals.

     "EXCHANGE DATE" means the date on which the Exchange is consummated pursuant to the Exchange Agreement.

     "EXCHANGE PORTION" has the meaning set forth in SECTION 3.5.

     "EXCHANGE TAX MATTERS" has the meaning set forth in SECTION 5.3(d).

     "FINAL BANKRUPTCY ORDER" means a final non-appealable order or judgment entered by a bankruptcy court or by any other court exercising jurisdiction over the subject matter of a Bankruptcy Event.

     "FINAL DETERMINATION" means the final resolution of any Tax (or Tax
Item) for a particular taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (a) by the expiration of a statute of limitations or a period for the filing of claims for Refund, amending Tax Returns, appealing from adverse determinations, or recovering any Refund (including by offset), (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (c) by a closing agreement or an accepted offer in compromise under Sections 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (d) by execution of an Internal Revenue Service Form 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund and/or the right

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of the Tax Authority to assert a further deficiency with respect to such Tax
Item for such period), (e) the issuance of a private letter ruling from the Internal Revenue Service, (f) the execution of a pre-filing agreement pursuant to Rev. Proc. 2001-22, or (g) by any allowance of a Refund or credit, but only after the expiration of all periods during which such Refund may be adjusted.

     "INCOME TAX" means any Tax based upon, measured by, or calculated with respect to (a) net income or profits (including any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (b) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (a) above.

     "INDEMNIFICATION LIMIT" has the meaning set forth in SECTION 4.1.

     "IRS GUIDANCE RIGHTS" has the meaning set forth in SECTION 5.5.

     "LLC AGREEMENT" means that Sixth Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of April 10, 2002, by and among American, Delta, the Corporation, Continental, Northwest, and UAL Loyalty Services, Inc., as amended.

     "LOSSES" means any and all claims, demands, liabilities, obligations, losses, Taxes, fines, costs, expenses, deficiencies or damages, whether or not resulting from third party claims, including interest, additions and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation, defense or settlement of any of the same or in asserting, preserving or enforcing any rights under this Agreement, but excluding any punitive damages.

     "NET INTEREST" means interest actually earned on the escrowed funds described in Section 3.6 less eighty-seven percent (87%) of the reasonable out-of-pocket fees or expenses incurred by the Corporation with respect to the escrow account.

     "NON-VOTING CONVERTIBLE PREFERRED STOCK" has the meaning set forth in the Recitals.

     "NORTHWEST" has the meaning set forth in the Recitals.

     "OPERATING COMPANY" has the meaning set forth in the Recitals.

     "ORBITZ INDEMNIFIED PARTIES" has the meaning set forth in SECTION 4.1.

     "ORBITZ GROUP" means the affiliated group of corporations as defined in
Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of any Tax Authority, of which the Corporation is the common parent, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.

     "ORBITZ, LLC TAX RETURNS" has the meaning set forth in SECTION 2.1(c).


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     "PERSON" means and includes any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

     "POTENTIAL REDUCTION" has the meaning set forth in SECTION 3.6.

     "PREFERRED STOCK PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

     "PRE-IPO TAX PERIOD" has the meaning set forth in SECTION 2.1(c).

     "PROCEEDING" means any assessment, audit, or other examination by any Tax Authority, relating to Taxes (including Refunds), whether administrative or judicial, and any appeal of the foregoing.

     "PRO RATA P&I" has the meaning set forth in SECTION 3.5.

     "PRO RATA PORTION" means, for each Airline, a ratio equal to (a) the aggregate number of shares of the Corporation's common stock held by such Airline immediately following the Exchange, divided by (b) the aggregate number of shares of the Corporation's common stock held by all Airlines immediately following the Exchange, as set forth on Schedule 1 hereto.

     "REALIZED TAX BENEFITS" has the meaning set forth in SECTION 3.2(a).

     "REFUND" means any refund of Taxes, including any reduction in Tax liabilities by means of a credit, offset or otherwise.

     "REPRESENTATIVES" means with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and other representatives.

     "REVIEW PERIOD" has the meaning set forth in SECTION 3.3(a).

     "SECTION 754 ELECTION" shall mean an election made by the Operating Company pursuant to SECTION 754 of the Code with respect to the portion of its assets represented by the Airline LLC Units transferred to the Corporation in the Exchange.

     "SETTLEMENT ACCOUNTANT" has the meaning set forth in SECTION 3.3(a).

     "SHORTFALL AMOUNT" has the meaning set forth in SECTION 3.1(c).

     "STATEMENT OF OBJECTIONS" has the meaning set forth in SECTION 3.3(a).

     "STEPPED-UP ASSET" has the meaning set forth in SECTION 2.1(b).

     "TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business



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occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, or penalties applicable or related thereto.

     "TAX AUTHORITY" means a governmental authority (foreign or domestic) or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the Internal Revenue Service).

     "TAX BENEFIT PAYMENT" has the meaning set forth in SECTION 3.1(a).

     "TAX ITEM" means any item of income, gain, loss, deduction, credit or other item reflected on a Tax Return or that may have the effect of increasing or decreasing any Tax.

     "TAX RETURN" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for Refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "TAX SHARING PERCENTAGE" means eighty-seven percent (87%).

     "TERM" has the meaning set forth in SECTION 5.2.

     "TREASURY REGULATIONS" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "UAL LOYALTY SERVICES" has the meaning set forth in the Recitals.

     "UNITED" has the meaning set forth in SECTION 5.8.

                                   ARTICLE 2

                      FILING AND PREPARATION OF TAX RETURNS

     2.1  GENERAL.

          a. Except as provided in SECTION 2.1(c) below, the Corporation shall have the sole and exclusive responsibility for the preparation and filing of, and shall prepare and file or cause to be prepared and filed, all Tax Returns of the Corporation and its Affiliates, including, after the Exchange Date, the Operating Company. In furtherance and not in limitation of the foregoing, the Corporation shall make all decisions relating to any such Tax Return, including



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the right to determine: (i) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (ii) whether any extensions may be requested, (iii) the elections that will be made or revoked on such Tax Return, (iv) whether any amended Tax Returns shall be filed, (v) whether any claims for Refund shall be made, (vi) whether any Refunds shall be paid by way of refund or credited against any liability for the related Tax, and (vii) whether to retain outside firms to prepare or review such Tax Return, whom to retain for such purpose and the scope of any such retention.

          b. Notwithstanding the foregoing, at least fifteen (15) Business Days prior to filing thereof, the Corporation shall provide the Airlines draft copies of all Tax Returns of the Corporation and its Affiliates (including, for example, the Operating Company) if such Tax Return is filed with respect to a taxable period ending on or before the fourth anniversary of the Exchange Date and such Tax Return involves the Tax treatment of the Exchange described in
SECTION 2.2, the basis of any tangible or intangible asset of the Operating Company eligible for basis step-up pursuant to the Section 754 Election (each, a "STEPPED-UP ASSET"), the eligibility of any such Stepped-Up Asset to be subject to the allowance for depreciation or amortization, or the amount of any deduction for depreciation or amortization relating to any such Stepped-Up Assets. At its sole cost and expense, the Corporation shall respond to all reasonable questions raised by the Airlines with respect to such Tax Returns prior to the filing thereof. Except as otherwise required by a Final Determination, the Corporation and its Affiliates (including, for example, the Operating Company) shall file all Tax Returns for periods ending after the fourth anniversary of the Exchange Date in a manner consistent with the prior Tax Returns to the extent such Tax Returns relate to the Tax treatment of the Exchange described in SECTION 2.2, the basis of the Stepped-Up Assets, the eligibility of any such Stepped-Up Asset to be subject to the allowance for depreciation or amortization, or the amount of any deduction for depreciation or amortization relating to any such Stepped-Up Asset.

          c. Notwithstanding anything to the contrary in this Agreement, the Corporation expressly agrees with the Airlines that the provisions of SECTION 2.1(a) hereof shall not apply to the Tax Returns filed by the Operating Company ("ORBITZ, LLC TAX RETURNS") with respect to tax periods ending on or before the Exchange Date (the "PRE-IPO TAX PERIOD"), and instead, the provisions of SECTIONS 6.3, 6.4 and 6.5 of the LLC Agreement which currently governs the preparation and filing of Tax Returns, shall apply to such Orbitz, LLC Tax Returns. The Corporation also expressly agrees with the Airlines that the provisions of SECTIONS 6.3, 6.4 and 6.5 of the LLC Agreement shall continue to apply to the Pre-IPO Tax Period with respect to any Tax Contest (as defined in SECTION 6.5 of the LLC Agreement) and such provisions of the LLC Agreement shall remain in effect (i) until the applicable statute of limitations has run with respect to each of the Orbitz, LLC Tax Returns for such Pre-IPO Tax Period, and
(ii) irrespective of the consummation of the Exchange, the initial underwritten public offering of the capital stock of the Corporation and the amendment and restatement of the Corporation's certificate of incorporation and its bylaws.

     2.2  TAX TREATMENT OF THE EXCHANGE.

          The Corporation and the Airlines shall treat the Exchange as a taxable exchange of the Airline LLC Interests for the Corporation's stock for Tax purposes, and pursuant to the



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Exchange Agreement, the Operating Company will timely file the Section 754
Election following the Exchange. The Exchange is not intended to qualify as a non-taxable exchange pursuant to Section 351 of the Code. Absent a Final Determination to the contrary or a change in applicable law, the Corporation and the Airlines shall treat all Tax Benefit Payments (other than imputed or stated interest thereon) made pursuant to ARTICLE 3 as adjustments to the purchase price of the Airline LLC Interests pursuant to the Exchange. Not later than sixty (60) days after the end of the taxable year of the Corporation that includes the Exchange, the Corporation shall provide the Airlines a schedule (and related supporting documentation) listing, as of the Exchange Date, the basis allocable to each class of assets of the Operating Company, and the period, if any, over which such class of assets is amortizable or depreciable for Tax purposes. Absent a Final Determination to the contrary or a change in applicable law, the Corporation and its Affiliates (including, for example, the Operating Company) shall file all Tax Returns in a manner consistent with such schedule.

                                   ARTICLE 3

                          COMPENSATION FOR TAX BENEFITS

     3.1  TAX BENEFIT PAYMENTS.

          a. With respect to each taxable period (i) ending after the Exchange Date and (ii) described in the Term of this Agreement as set forth in SECTION 5.2, the Corporation shall pay to each Airline, in the manner provided in this Agreement, such Airline's Pro Rata Portion of (i) any Realized Tax Benefit for such taxable period, multiplied by (ii) the Tax Sharing Percentage (such payments, the "TAX BENEFIT PAYMENTS"). An Airline's right to receive Tax Benefit Payments hereunder shall not be conditioned upon such Airline's continued ownership of stock in the Corporation.

          b. Within five (5) Business Days after an Estimated Tax Installment Date, the Corporation shall pay in cash to each Airline, an amount equal to such Airline's Tax Benefit Payment for the taxable period to which such Estimated Tax Installment Date relates.

          c. Within ten (10) Business Days following the filing of a Tax Return, to the extent that the Tax Benefit Payments previously received by the Airlines from the Corporation pursuant to SECTION 3.1(b) for the taxable period to which such Tax Return relates are less than the aggregate amount such Tax Benefit Payments should equal based on the Realized Tax Benefits reflected on such Tax Return as filed by the Corporation (the "SHORTFALL AMOUNT"), then the Corporation shall pay in cash to each Airline an additional amount equal to its Pro Rata Portion of the Shortfall Amount, so that the aggregate Tax Benefit Payments received by such Airline inclusive of this additional payment, will equal the actual Tax Benefit Payments each such Airline should have received hereunder based on the Realized Tax Benefit reflected on such Tax Return.

          d. Within ten (10) Business Days following the filing of a Tax Return, to the extent that the Tax Benefit Payments previously received by the Airlines from the Corporation pursuant to SECTION 3.1(b) for the taxable period to which such Tax Return relates are more than the amount such aggregate Tax Benefit Payment should equal based on the Realized Tax Benefit



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reflected on such Tax Return as filed by the Corporation (the "EXCESS
AMOUNT"), then the Airlines shall each pay in cash to the Corporation an amount equal to its Pro Rata Portion of the Excess Amount, so that the aggregate Tax Benefit Payments received by such Airline, taking into account the amount paid back to the Corporation, will equal the actual Tax Benefit Payments each such Airline should have received hereunder based on the Realized Tax Benefit reflected on such Tax Return.

          e. All such payments made by the Corporation to the Airlines or made by the Airlines to the Corporation shall be made by wire transfer of immediately available funds to one or more bank accounts designated by the recipient thereof.

          f. If the payments described in SECTIONS 3.1(b), (c) or (d) above are not timely made, such payments shall bear interest from and after the last day of the applicable payment period pursuant to SECTION 3.1(b), (c) or
(d) at a per annum rate equal to the prime rate as quoted in the Money Rates Section of THE WALL STREET JOURNAL on the due date of such payment.

          g. The Corporation further covenants and agrees with each of the Airlines that its contractual obligations to make the Tax Benefit Payments pursuant to the terms and conditions of this Agreement shall continue notwithstanding the fact that the Corporation: (i) consummates a merger, consolidation, reorganization or other form of business combination however effectuated, which results in a Change in Control (as defined below), or (ii) transfers all or substantially all of its assets to any Person, and that in each such case, the Corporation shall make proper provision so that the continuing or surviving corporation or Person following such Change in Control, or the successors and assigns of the Corporation, shall expressly assume the obligations of the Corporation under this Agreement. For purposes of this Agreement, "Change in Control" shall mean the acquisition by any Person or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Corporation, or
(ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally for the election of directors of the Corporation.

          h. In the event that a Tax Authority imposes a charge for interest on the Corporation with respect to any Estimated Tax Payment, and such interest charge is not abated, the Corporation shall pay to the Airlines, in accordance with their Pro-Rata Portions, interest on a deficiency in related Tax Benefit Payment calculated in the same manner and at the same rate as the interest imposed on the Estimated Tax Payment. Such payment to the Airlines shall be made within ten (10) Business Days of payment to the relevant Tax Authority.

     3.2  CALCULATION OF REALIZED TAX BENEFIT.

          a. The "REALIZED TAX BENEFIT" for any taxable period is the excess, if any, of the Income Tax liability of the Orbitz Group without the Basis Step-up over the Income Tax liability of the Orbitz Group with the Basis Step-up (each calculated as set forth below), less the reasonable out-of-pocket expenses of the Corporation for such period incurred in calculating such amount.


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          b. The Income Tax liability of the Orbitz Group with the Basis Step-up shall be the pro-forma liability for Income Taxes of the Orbitz Group as shown on the relevant Tax Return (recomputed, if necessary, as if the Orbitz Group makes all available elections to cause any losses to be carried forward to future periods rather than carried back to prior years). The Income Tax liability of the Orbitz Group without the Basis Step-up shall be calculated (i) using the same methods and elections used on the relevant Tax Return as filed,
(ii) assuming that the Exchange had been effected as a non-taxable exchange pursuant to Section 351 of the Code, and the Section 754 Election was not made by the Operating Company and (iii) assuming that all available elections are made to cause any losses to be carried forward to future periods rather than carried back to prior years (except for adjustments made pursuant to SECTION 3.5).

          c. It is the intent of the parties that no Tax Item shall result in duplicate Tax Benefit Payments under this Agreement, and accordingly, once a Tax Item has been reflected in the calculation of Realized Tax Benefit, the subsequent calculations of that amount shall be performed in a manner so as to avoid any duplication of benefit or detriment for the same Tax Item.

     3.3  REVIEW OF CALCULATIONS.

          a. For each taxable period of the Corporation following the Exchange, the Corporation shall provide to the Airlines for review the calculation (a "CALCULATION") of the Tax Benefit Payments, Excess Amounts or Shortfall Amounts, if any, within (i) thirty (30) days after each Estimated Tax Installment Date, and (ii) sixty (60) days following the filing of a Tax Return. No later than sixty (60) days following the filing thereof, the Corporation shall also provide each of the Airlines a copy of each Tax Return filed which is referenced in the first sentence of this SECTION 3.3(a). Upon receipt of each such Calculation, the Airlines shall have thirty (30) days (the "REVIEW PERIOD") to review such Calculation. In connection with the review of each such Calculation, the Corporation shall give, and shall cause its Affiliates and Representatives to give, to the Airlines and their Representatives reasonable access at reasonable times to the materials relating to the preparation of the Calculation, including the work papers prepared by or for the Corporation, to permit the timely review of each such Calculation. If Airlines representing a majority of the total Pro Rata Portions have accepted each such Calculation in writing or have not given written notice to the Corporation setting forth in reasonable detail any objection to each such Calculation (a "STATEMENT OF OBJECTIONS") prior to the expiration of the Review Period, then such Calculation shall be final and binding upon the parties. If Airlines representing a majority of the total Pro Rata Portions deliver a Statement of Objections during the Review Period, the Corporation and the Airlines shall use their reasonable efforts to agree on each such Calculation within thirty (30) days following the receipt by the Corporation of the Statement of Objections. If the parties are unable to reach an agreement as to such amount within such period, then the matter shall be submitted to a nationally recognized independent accounting firm, which shall be mutually agreeable to the Corporation and Airlines representing a majority of the total Pro Rata Portions (such accountant, the "SETTLEMENT ACCOUNTANT"), who, acting as an expert and not as an arbitrator, shall resolve the matters in dispute and adjust each such Calculation to reflect such resolution. The Settlement Accountant shall make such determination within thirty (30) days (or as soon as practicable thereafter if the Settlement Accountant notifies the parties that it requires additional time to make such determination) following the submission of the matter to the Settlement Accountant for


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resolution, and such determination shall be final and binding upon the
Corporation and the Airlines. The Corporation shall pay the fees, charges and expenses of the Settlement Accountant; provided that the Airlines shall reimburse the Corporation for eighty-seven percent (87%) of the reasonable out-of-pocket fees, charges and expenses within ten (10) Business Days of written request therefor in accordance with their Pro Rata Portions.

          b. If an Excess Amount or Shortfall Amount changes as a result of a change in the final Calculation thereof pursuant to the procedures described in SECTION 3.3(a), the Corporation shall pay to each Airline, or each Airline shall pay to the Corporation, as applicable, the amount of cash so that the aggregate Tax Benefit Payments received by each such Airline, taking into account the amount paid to or received from the Corporation, will equal the actual Tax Benefit Payments each such Airline should have received hereunder based on the Realized Tax Benefit reflected on the applicable Tax Return.

     3.4  SEPARATE APPLICATION FOR EACH TAX JURISDICTION.

          The payment obligations and calculations made pursuant to this
ARTICLE 3 shall be made separately for each jurisdiction in which the Orbitz Group (or any member thereof) is subject to Income Tax, and in the case of a taxing jurisdiction other than the United States, references in this ARTICLE 3 to provisions of the Code shall be to any analogous provisions of the laws of such other jurisdiction.

     3.5  SUBSEQUENT CHANGES IN TREATMENT OF TAX ITEMS.

          In the event of a change in the treatment of any Tax Item of any member of the Orbitz Group for any Tax period as a result of a Final Determination, the filing of a claim for Refund, the filing of an amended Tax Return for such period or the reflection of a change in treatment reflected in a subsequently filed Tax Return (a "CHANGE EVENT"), the Tax Benefit Payments shall be recalculated for such period under this ARTICLE 3. If a Change Event results in the reduction or elimination of a Realized Tax Benefit for a period for which Tax Benefits Payments were previously paid, each Airline shall pay to the Corporation the amount of excess Tax Benefit Payments received. If a Change Event results in the imposition of interest and penalties resulting from changes to the Tax treatment of the Exchange as described in SECTION 2.2 (the "CHANGE EVENT P&I"), each Airline shall pay to the Corporation its Pro Rata Portion of eighty-seven percent (87%) of the Exchange Portion (as defined below) of such Change Event P&I (such amount, the "PRO RATA P&I"). Payments arising as a result of the application of this SECTION 3.5 shall be made in accordance with SECTION 3.1(e). For purposes of this Agreement, the "EXCHANGE PORTION" of the Change Event P&I shall be equal to the portion thereof determined based on the ratio, the numerator of which includes only the dollar amount of adjustments of the Tax Items with respect to the Change Event related to the Tax treatment of the Exchange, and the denominator of which includes the dollar amount of all the adjustments of all Tax Items with respect to the Change Event (i.e., including but not limited to the dollar amount of adjustments described in the numerator), PROVIDED, FURTHER that in no event shall the Airlines bear any portion of any specific penalties imposed with respect to Tax Items OTHER THAN those expressly attributable to the Tax treatment of the Exchange.

     3.6 SUSPENSION OF TAX BENEFIT PAYMENTS FOLLOWING CHANGE NOTICE.

          a. If any Airline or any member of the Orbitz Group receives a notice of proposed adjustment, a final audit report, a statutory notice of deficiency or similar written notice from any Tax Authority with respect to the Tax treatment of the Exchange (collectively, a "CHANGE NOTICE"), which, if sustained, would result in the Airlines being required to make a payment to the Corporation under SECTION 3.5 with respect to Tax Benefit Payments received prior to the receipt of the Change Notice or a reduction in future Tax Benefit Payments required to be paid by the Corporation to the Airlines (collectively, the "POTENTIAL REDUCTION"), prompt written notice of such Change Notice shall be given to each of the parties hereto.

          b. From and after the date such Change Notice is received until there is a Final Determination with respect to the adjustments proposed therein, any Tax Benefit Payments required to be made by the Corporation to the Airlines pursuant to this ARTICLE 3 shall instead be paid by the Corporation (i) first, to a national bank mutually agreeable to the Corporation and Airlines representing a majority of the total Pro Rata Portions to act as escrow agent to hold such funds in escrow pursuant to a mutually agreeable escrow agreement governed by the laws of the state of New York until such Final Determination is received with respect to the Change Notice, until the amount of Tax Benefit Payments paid into escrow and held by the escrow agent equals the Potential Reduction, and (ii) thereafter, to the Airlines in accordance with their Pro Rata Portions.

          c. If the Final Determination results in no adjustment to the Tax Benefit Payments, then the escrowed funds (along with Net Interest earned thereon) shall be distributed to the Airlines in accordance with their Pro Rata Portions. If the Final Determination results in an adjustment to the Tax Benefit Payments, the escrowed funds (along with interest earned thereon) shall be distributed to the Airlines or to the Corporation, as the case may be, in accordance with the recalculated Tax Benefit Payments determined under
SECTION 3.5 and the escrow agreement.

     3.7  OBLIGATION TO PROVIDE SECURITY FOR FINANCIAL ACCOMMODATION.

          a. Each Airline recognizes and agrees that the payment of Tax Benefit Payments pursuant to this ARTICLE 3 for a taxable period prior to a Final Determination with respect thereto constitutes a financial accommodation extended by the Corporation to each Airline. Notwithstanding anything herein to the contrary, in the event an Airline or any Person that directly or indirectly, through one or more intermediaries, Controls such Airline, suffers a Bankruptcy Event on or after the date hereof, the Corporation shall no longer be obligated to make financial accommodations to such Airline unless such Airline provides the Corporation a letter of credit or other security therefore reasonably acceptable to the Corporation. For the avoidance of doubt, the term "financial accommodations to such Airline hereunder" shall include payment of Tax Benefit Payments to an Airline for any taxable period prior to a Final Determination with respect thereto. The Corporation's obligations to make financial accommodations hereunder without security shall resume upon entry of a Final Bankruptcy Order confirming a plan of reorganization.

          b. For purposes of Section 3.7(a) hereof, the term "BANKRUPTCY EVENT" shall mean, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation, or (B) is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (5) has a resolution passed for its winding up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

                                   ARTICLE 4

                                 INDEMNIFICATION

     4.1  INDEMNIFICATION BY THE AIRLINES.

          a. Each Airline agrees, severally and not jointly, to defend, indemnify and hold harmless the Corporation and its Affiliates (affiliation to be measured after the Exchange), and each of their Representatives, successors and assigns (collectively, the "ORBITZ INDEMNIFIED PARTIES"), from and against, and pay or reimburse the Orbitz Indemnified Parties for, only those Losses arising out of or related to (i) any breach by that same Airline of any covenant or agreement set forth in this Agreement or (ii) any default by such Airline in the payment when due of any amounts owed under this Agreement. Notwithstanding the foregoing, (i) each Airline's indemnification obligation under this SECTION
4.1 or otherwise under this Agreement shall be limited to the sum of (A) one hundred percent (100%) of the aggregate Tax Benefit Payments received by such Airline pursuant to this Agreement (as adjusted for payments made pursuant to SECTIONS 3.1(c) and (d) and SECTION 3.3(b)), PLUS (B) in the event that such Airline has had to repay any of its Tax Benefit Payments pursuant to SECTION 3.5, such Airline's Pro Rata P&I, if any (such sum, the "INDEMNIFICATION LIMIT") and (ii) the Airlines shall have no indemnity obligation to any Representatives of the Corporation in connection with such Representatives' tax advice with respect to the Exchange. For the avoidance of doubt, the parties expressly agree that each Airline shall never have any indemnification obligation to the Orbitz Indemnified Parties for any reason under this SECTION 4.1 or otherwise under this Agreement in an amount in excess of such Airline's Indemnification Limit, regardless of whether one or more of the other Airlines satisfies its separate indemnification obligations under this SECTION 4.1, breaches or defaults under its obligations under this Agreement or suffers a Bankruptcy Event.

     4.2 INDEMNIFICATION BY THE CORPORATION. The Corporation covenants and agrees to defend, indemnify and hold harmless each Airline and its Affiliates (affiliation to be measured after the Exchange), and each of their Representatives, successors and assigns (collectively, the "AIRLINE INDEMNIFIED PARTIES"), from and against, and pay or reimburse the Airline Indemnified Parties for, all Losses arising out of or related to (a) any breach by the Corporation of any covenant or agreement set forth in this Agreement or (b) the failure of the Corporation to make any payment when due of any amounts owed under this Agreement.

     4.3 PAYMENT PROCEDURES. The parties shall satisfy their indemnity obligations pursuant to this ARTICLE 4 within ten (10) Business Days after receipt of a written demand for payment, which shall set forth in detail the circumstances and amount of the indemnity payment. Payments that are not made within such period shall bear interest through and including the date of payment at a per annum rate equal to the prime rate as quoted in the Money Rates Section of THE WALL STREET JOURNAL on the date demand for payment is made hereunder.

                                   ARTICLE 5

                                  MISCELLANEOUS

     5.1  EFFECTIVENESS.

          This Agreement shall be effective upon the Exchange Date.

     5.2  TERM.

          The term of this Agreement begins on the Exchange Date and shall continue in effect until ninety (90) days following the expiration of the applicable statute of limitations (including waivers and extensions) with respect to any Tax periods for which Tax Benefit Payments are made hereunder (the "TERM").

     5.3  TAX PROCEEDINGS.

          a. Subject to the Airlines' exercise of their Airline Contest Rights (as defined below) as to any Applicable Proceedings (as defined below), the Corporation shall have the exclusive right, in its sole discretion, and at its sole cost and expense, to control, contest, and represent the interests of the Corporation and any of its Affiliates and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any Proceeding (or portion thereof) relating to: (i) the Tax treatment of the Exchange; (ii) the basis of any Stepped-Up Asset; (iii) the eligibility of any such Stepped-Up Asset to be subject to the allowance for depreciation or amortization; or (iv) the amount of any deduction for depreciation or amortization relating to any such Stepped-Up Asset (the "APPLICABLE PROCEEDINGS"). Subject to the Airlines' exercise of their Airline Contest Rights (as defined below), the Corporation's rights shall extend to any matter pertaining to the management and control of any Proceeding, including execution of waivers, choice of forum and scheduling of conferences. The Corporation shall promptly provide the Airlines written notice of all Applicable Proceedings.

          b. The Corporation covenants and agrees that the Airlines shall at any time have the right, which shall be exercisable by Airlines representing a majority of the total Pro Rata Portions, to participate together with the Corporation in contesting and defending any and all the Applicable Proceedings (the "AIRLINE CONTEST RIGHTS"). Such Airline Contest Rights shall be exercised through Representatives selected by such Airlines representing a majority of the total Pro Rata Portions to represent the Airlines as a group in such Applicable Proceedings, and such Airlines' Representatives shall work together with the Corporation and its Representatives and shall be provided by the Corporation and its Representatives with all the relevant information, documents and materials as well as timely access to the Corporation's Representatives working on such Applicable Proceedings. If the Airlines decide to exercise their Airline Contest Rights, the Corporation covenants and agrees that, in any Applicable Proceeding, it shall not finalize a settlement, conduct settlement negotiations with Tax Authorities, make any written submissions to Tax Authorities or agree to extend or waive the statute of limitations without first obtaining the written consent of the Airlines representing a majority of the total Pro Rata Portions. The Airlines agree that to the extent they exercise their Airline Contest Rights, they shall do so at their own cost and expense, to be shared by them in accordance with their Pro Rata Portions.

          c. Each Airline shall, and shall cause its Affiliates and Representatives to, cooperate with the Corporation in contesting or defending any Applicable Proceeding, including by furnishing to the Corporation in a timely manner such information, documents or other materials as the Corporation may reasonably request. In all events, the Corporation shall in good faith keep each Airline informed with respect to the status of such Applicable Proceeding and, upon the reasonable request of an Airline, shall consult with such Airline from time to time regarding the conduct of such Applicable Proceeding.

          d. Irrespective of whether the Airlines exercise their Airline Contest Rights, the Corporation covenants and agrees with the Airlines that with respect to any and all Applicable Proceedings, the Corporation shall use its reasonable best efforts to accelerate the resolution of each of the Tax issues set forth in clauses (i) through (iv) of Section 5.3(a) hereof (the "EXCHANGE TAX MATTERS"), so as to achieve a Final Determination of such Exchange Tax Matters as quickly as possible irrespective of the other Tax Items involved in such Applicable Proceedings. Such efforts shall include, without limitation, the Accelerated Issue Resolution procedures described in Rev. Proc. 94-67. In all events, the Corporation shall in good faith keep each Airline informed with respect to the status of such efforts, and upon the reasonable request of an Airline, the Corporation shall consult with such Airline regarding its efforts under this
SECTION 5.3(d).

     5.4  COOPERATION; FURTHER ASSURANCES.

          Each party shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions necessary or advisable to carry out the intent of this Agreement. Each party will execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other party to carry out the purposes and terms of this Agreement.

     5.5  RIGHT TO SEEK IRS GUIDANCE.

          The Corporation covenants and agrees with the Airlines that at any time prior to the first anniversary of the Exchange Date, the Airlines shall have the right, which shall be exercisable upon the unanimous request of the Airlines, to cause the Corporation to seek one or more of the following types of guidance from the Internal Revenue Service (the "IRS GUIDANCE RIGHTS") with respect to the Tax treatment of the Exchange: (i) a pre-filing agreement (within the meaning of Rev. Proc. 2001-22); (ii) a private letter ruling; (iii) a closing agreement under Section 7121 or 7122 of the Code, other than a pre-filing agreement described in clause (i) above; or (iv) or any other available form of written determination from the Internal Revenue Service. If exercised by the unanimous request of the Airlines, such IRS Guidance Rights shall be exercised through one or more Representatives of the Airlines selected by such Airlines representing a majority of the Pro Rata Portions to represent the Airlines as a group in working with the Corporation and its Representatives as the Corporation seeks the guidance sought by the Airlines. The Corporation acknowledges and agrees with the Airlines that once such IRS Guidance Rights are exercised, the Airlines shall make all the decisions relating to: (i) the type of IRS guidance sought; (ii) the preparation of the written request for such guidance to be filed with the Internal Revenue Service; (iii) the selection of counsel, accountants or other Representatives to assist the Corporation and the Airlines in seeking such guidance, provided that the Corporation consents to such selection (such consent not to be unreasonably withheld); (iv) the provisions of the written advice or guidance and, if applicable, the binding documentation required to be executed by the Corporation in order to secure such advice and guidance; and (v) the negotiations and resolution of whether Airlines and the Corporation should accept or reject such written advice or guidance. Notwithstanding the foregoing, the Corporation shall not be required to take any action that, upon the advice of counsel, would result in a violation of law or incur penalties from any taxing or governmental authority. The Corporation shall execute such documents including, without limitation, Form 2848 powers of attorney as are necessary and appropriate in order to effectuate the Airlines' exercise of their IRS Guidance Rights through the Airlines' Representatives. The Corporation shall pay the fees, expenses, accounting firm and attorneys fees in connection with the Airlines' exercise of the IRS Guidance Rights, provided that the Airlines shall reimburse the Corporation for eighty-seven percent (87%) of such fees and expenses within ten (10) Business Days of written request therefore in accordance with their Pro Rata Portions. For the avoidance of doubt, the Corporation expressly agrees with the Airlines that whether or not the Airlines exercise their IRS Guidance Rights and if the Airlines exercise such IRS Guidance Rights, whether or not such IRS guidance is favorable or unfavorable, shall not in any way impact the Airlines rights to receive Tax Benefit Payments under this Agreement.

     5.6  AMENDMENTS.

          This Agreement may be amended, modified or supplemented only by written agreement of the Corporation and the Airlines representing a majority of the total Pro Rata Portions.

     5.7  NOTICES.

          Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

          a. if to the Corporation, to its principal place of business;

          b. if to any Airline, to such address as set forth below its name on the signature page to this Agreement;

or such other persons or addresses as shall be furnished in writing by any Airline to the Corporation and the other Airlines. A notice shall be deemed to have been given as of the date received by the intended recipient. All notices shall specifically state: (i) the provision (or provisions) of this Agreement with respect to which such notice is given, and (ii) the relevant time period, if any, in which the party given such notice must respond.

     5.8  SUCCESSORS AND ASSIGNS.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except for the indemnification provisions of ARTICLE 4 in favor of Persons who are not parties to this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by (a) the Corporation, without the prior written consent of the Airlines holding a majority of the total Pro Rata Portions or (b) any Airline, without the prior written consent of the Corporation and the other Airlines holding a majority of the total Pro Rata Portions (excluding for such purposes the Pro Rata Portion held by the assigning Airline); PROVIDED, HOWEVER, that it is acknowledged and agreed that, prior to the Closing Date, UAL Loyalty Services may transfer by dividend the Airline LLC Units owned by it to UAL Corp., a Delaware corporation, which shall transfer, by a contribution to capital, such Airline LLC Units to United Air Lines, Inc., a Delaware corporation ("UNITED"). Effective upon completion of such transfers, United shall execute and deliver a joinder to this Agreement in a form mutually agreed upon by United, the Corporation, Northwest, Delta, Continental and American, pursuant to which United shall assume all of rights and obligations of UAL Loyalty Services under, and agree to be bound in all respects by, this Agreement as if United were an original signatory hereto. Upon execution and delivery of such joinder, all references herein to, representations or warranties of, or obligations to be performed by UAL Loyalty Services shall be deemed to be references to, representations and warranties of and obligations to be performed by United, and United shall be one of the Airlines hereunder. Any purported assignment in contravention of this provision shall be void ab initio.

     5.9  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     5.10 ENTIRETY OF AGREEMENT.

          This Agreement and the Exchange Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other agreements among the parties, or any of them, express or implied, written or oral, with respect to the subject matter hereof.

     5.11 APPLICABLE LAW; JURISDICTION.

          This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. In addition, each of the parties hereto (a) irrevocably consents to submit itself to the exclusive jurisdiction of any Federal court located in the District of Delaware or any state court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not bring any action relating to this Agreement in any court other than any Federal court sitting in the District of Delaware or any state court sitting in the State of Delaware and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or to assert any rights it may have to transfer or change the venue of any action relating to this Agreement brought in accordance with this SECTION 5.11.

     5.12 INTERPRETATION.

          The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, the term "including" shall mean "including, without limitation." The parties being of equal sophistication, the interpretation of this Agreement shall not be influenced by virtue of the authorship of any of the provisions of this Agreement.

     5.13 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     5.14 CONFIDENTIALITY.

          Each party shall hold and cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its Representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other Person, except its Representatives who shall be advised of the provisions of this Section. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Exchange (and any related transactions or arrangements), and (ii) each party (and each of its Representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Exchange and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; PROVIDED, HOWEVER, that the foregoing is not intended to affect each party's privilege to maintain, in its sole discretion, the confidentiality of communications with its attorneys or with a federally authorized tax practitioner under Section 7525 of the Code.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.


                                       AMERICAN AIRLINES, INC.


                                       By: /s/ Beverly Goulet
                                           -----------------------------------
                                       Name: Beverly Goulet
                                       Title: Vice President - Corporate
                                              Development and Treasurer


                                       Address: American Airlines, Inc.
                                       4333 Amon Carter Boulevard
                                       Mail Drop 5566
                                       Fort Worth, Texas 76155
                                       Attention:  Vice President - Corporate
                                                   Development and Treasurer
                                       Facsimile: (817) 967-2199
                                       Telephone: (817) 967-0383

                                       With a copy to:

                                       American Airlines, Inc.
                                       4333 Amon Center Boulevard
                                       Mail Drop 5675
                                       Fort Worth, TX  76155
                                       Attention: Corporate Secretary
                                       Facsimile: (817) 967-4313
                                       Telephone: (817) 967-1254


                       [SIGNATURE PAGE TO TAX AGREEMENT]

                                       CONTINENTAL AIRLINES, INC.


                                       By: /s/ Jeffery A. Smisek
                                           ------------------------------------
                                       Name: Jeffery A. Smisek
                                       Title: Executive Vice President

                                       Address: Continental Airlines, Inc.
                                       1600 Smith Street, HQSEO
                                       Houston, TX 77002
                                       Attention: Executive Vice President
                                       Facsimile: 713-324-2715

                                       With a copy to:

                                       Continental Airlines, Inc.
                                       1600 Smith Street, HQSLG
                                       Houston, TX 77002
                                       Attention: General Counsel



                        [SIGNATURE PAGE TO TAX AGREEMENT]

                                       OMICRON RESERVATIONS MANAGEMENT, INC.


                                       By: /s/ Vincent F. Caminiti
                                           ----------------------------------
                                       Name:    Vincent F. Caminiti
                                       Title:   President

                                       Address: Omicron Reservations Management,
                                                Inc.
                                       1030 Delta Boulevard
                                       Atlanta, GA 30320
                                       Attention:  President
                                       Facsimile:  404-715-4098

                                       With a copy to:

                                       Delta Air Lines, Inc.
                                       1030 Delta Boulevard
                                       Atlanta, GA 30320
                                       Attention:  SVP-General Counsel
                                       Facsimile:  404-715-2233




                       [SIGNATURE PAGE TO TAX AGREEMENT]

                                       NORTHWEST AIRLINES, INC.


                                       By: /s/ J. Timothy Griffin
                                           -------------------------------------
                                       Name: J. Timothy Griffin
                                       Title: EVP Marketing and Distribution

                                       Address: Northwest Airlines, Inc.
                                       2700 Lone Oak Parkway
                                       Eagan, MN  55121
                                       Attention: Al Lenza, Vice President-
                                       Distribution Planning
                                       Facsimile:  612-726-3906

                                       With a copy to:

                                       Northwest Airlines, Inc.
                                       2700 Lone Oak Parkway
                                       Eagan, MN  55121
                                       Attention:  General Counsel
                                       Facsimile:  612-726-7123


                       [SIGNATURE PAGE TO TAX AGREEMENT]

                                       UAL LOYALTY SERVICES, INC.


                                       By: /s/ Steven M. Rasher
                                           -----------------------------------
                                       Name: Steven M. Rasher
                                       Title: Vice President and General
                                              Counsel

                                       Address:  UAL Loyalty Services, Inc.
                                       c/o United Air Lines, Inc.
                                       World Headquarters
                                       P.O. Box 66100
                                       Chicago, IL  60666
                                       Attention:  Senior Vice-President,
                                                   Secretary and
                                                   General Counsel
                                       Facsimile:  847-700-9569
                                          and
                                       Attention:  Managing Director,
                                                   UAL Loyalty Services, Inc.
                                       Facsimile:  847-700-9569


                       [SIGNATURE PAGE TO TAX AGREEMENT]

                                       ORBITZ, INC.


                                       By: /s/ John J. Park
                                           ------------------------------------
                                       Name: John J. Park
                                       Title: Chief Financial Officer

                                       Address:  Orbitz, Inc.
                                       200 S. Wacker Drive, S-1900
                                       Chicago, IL 60606
                                       Attention: Chief Financial Officer and
                                                  General Counsel



                       [SIGNATURE PAGE TO TAX AGREEMENT]

                                   SCHEDULE 1


                                PRO-RATA PORTIONS



-------------------------------------------------------- ------------------
                                                              PRO RATA
                        AIRLINE                               PORTIONS
-------------------------------------------------------- ------------------
                                                               26.17%
American Airlines, Inc.
-------------------------------------------------------- ------------------

Continental Airlines, Inc.                                     13.79
-------------------------------------------------------- ------------------

Omicron Reservations Management, Inc.                          18.30
-------------------------------------------------------- ------------------

Northwest Airlines, Inc.                                       15.57
-------------------------------------------------------- ------------------

UAL Loyalty Services, Inc.                                     26.17
-------------------------------------------------------- ------------------
TOTAL:                                                        100.0%
-------------------------------------------------------- ------------------